                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           BOSTONFED BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             BOSTONFED BANCORP, INC.
                          17 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 273-0300

                                                                  March 30, 2001

Fellow Shareholders:

         You are cordially invited to attend the annual meeting of shareholders of BostonFed Bancorp, Inc., (the "Company") the holding company for Boston Federal Savings Bank and Broadway National Bank, Burlington, Massachusetts, to be held on April 30, 2001, at 2:00 p.m., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts.

         The attached Notice of the Annual Meeting and the proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to any questions that our shareholders may have regarding the business to be transacted.

         The Board of Directors of the Company has determined that the matters to be considered at the annual meeting are in the best interests of the Company and its shareholders. It is important that your shares are represented whether or not you attend the meeting and regardless of the number of shares of common stock you own. To make sure that your shares are represented, we urge you to complete and mail the enclosed proxy card. We appreciate your cooperation since a majority of the common stock must be represented at the meeting to constitute a quorum for the conduct of business.

         On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, thank you for your continued interest and support.

                                               Sincerely yours,

                                               /s/ David F. Holland

                                               David F. Holland
                                               Chairman, President and
                                               Chief Executive Officer

                             BOSTONFED BANCORP, INC.
                          17 NEW ENGLAND EXECUTIVE PARK
                         BURLINGTON, MASSACHUSETTS 01803

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 2001

--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of BostonFed Bancorp, Inc. will be held on April 30, 2001, at 2:00 p.m., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts.

         The purpose of the annual meeting is to consider and vote upon the following matters:

         1.       To elect two directors to three-year terms of office;
         2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and
         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 7, 2001 are entitled to receive notice of and to vote at the annual meeting and at any adjournments of the meeting. In the event there are not sufficient shares for a quorum or votes to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the annual meeting will be available at BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803, for a period of ten days prior to the annual meeting and will also be available at the annual meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ John A. Simas

                                       John A. Simas
                                       Executive Vice President and
                                       Corporate Secretary

Burlington, Massachusetts
March 30, 2001

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATIONS FOR PROXIES.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       OF
                             BOSTONFED BANCORP, INC.

--------------------------------------------------------------------------------


         This proxy statement is being furnished to shareholders of BostonFed Bancorp, Inc. (the "Company"), the holding company of Boston Federal Savings Bank ("Boston Federal") and Broadway National Bank ("Broadway National"), as part of the solicitation of proxies by the Board of Directors to be used at the annual meeting of the Company and at any adjournments thereof (the "annual meeting"). The annual meeting will be held on April 30, 2001, at 2:00 p.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts. This proxy statement and the enclosed proxy card, together with the Annual Report to Shareholders, are first being mailed to record holders on or about March 30, 2001.

--------------------------------------------------------------------------------

                           VOTING AND PROXY PROCEDURE

--------------------------------------------------------------------------------


WHO CAN VOTE AT THE MEETING

         You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 7, 2001. As of the close of business on that date, a total of 4,560,481 shares of Company common stock were outstanding. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, recordholders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares, are not entitled to any vote in respect of the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons or entities are acting in concert, and
(ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit to supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.

ATTENDING THE MEETING

         If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership as of March 7, 2001 to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTE REQUIRED

         The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares in excess of the 10% limit) is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         As to the election of directors (Proposal 1), you may vote in favor of both nominees, withhold votes as to both nominees or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. As to the ratification of the appointment of KPMG LLP as independent auditors (Proposal 2) and any other matters that may properly come before the annual meeting, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter(s) will be decided by the affirmative vote of a majority of the votes eligible to be cast on each matter. Broker non- votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

VOTING BY PROXY

         The Company's Board of Directors is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AND "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the proxy committee will use its own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the proxy committee on the new meeting date as well, unless you have revoked your proxy. Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Company does not know of any other matters that will be presented for consideration at the meeting.

         You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver another proxy that bears a later date, or attend the annual meeting and vote your shares in person. Your attendance at the annual meeting will not automatically revoke your proxy.

         If your Company common stock is held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and which accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

         Proxies solicited should be returned to the Company's transfer agent, EquiServe. The Board of Directors has designated EquiServe to act as the inspector of election and to tabulate the votes at the annual meeting. EquiServe is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the annual meeting, the proxies will be returned to the Company.

--------------------------------------------------------------------------------

                                 STOCK OWNERSHIP

--------------------------------------------------------------------------------


         The following table provides information as of March 7, 2001 with respect to persons or entities known to the Company to be beneficial owners of more than 5% of the Company's outstanding shares of common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.


                                                                                            AMOUNT AND
                                                                                             NATURE OF     PERCENT
                                                                                            BENEFICIAL        OF
TITLE OF CLASS                                  NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP      CLASS
---------------                             --------------------------------------------   -------------   --------

Common Stock.............................   Boston Federal Savings Bank                     562,491(1)      12.3%
                                            Employee Stock Ownership Plan ("ESOP")
                                            17 New England Executive Park
                                            Burlington, Massachusetts 01803

Common Stock.............................   Thomson Horstmann & Bryant, Inc.                451,500(2)       9.9
                                            Park 80 West/Plaza Two
                                            Saddle Brook, New Jersey  07663

Common Stock.............................   John Hancock Advisors, Inc.                     436,700(3)       9.6
                                            John Hancock Place
                                            P.O. Box 111
                                            Boston, Massachusetts 02117

Common Stock.............................   David F. Holland                                257,391(4)       5.5
                                            17 New England Executive Park
                                            Burlington, Massachusetts 01803

Common Stock.............................   Dimensional Fund Advisers                       247,800(5)       5.4
                                            1299 Ocean Avenue - 11th Floor
                                            Santa Monica, California 90401

Common Stock.............................   Jeffrey L. Gendell                              239,100(6)       5.2
                                            200 Park Avenue - Suite 3900
                                            New York, New York 10166

--------------------------------
(1) Includes 427,482 shares that have been allocated to participants' accounts and 135,009 shares that have not been allocated to participants' accounts. The Investors Bank and Trust is the corporate trustee for the ESOP. Under the terms of ESOP, the ESOP trustee will vote all shares allocated to participants' accounts in the manner directed by the participants. Subject to its fiduciary duty, the ESOP trustee will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which they have received timely voting instructions from participants.

(2) Based upon information in a Schedule 13G amended on February 6, 2001. Represents shares over which Thomson Horstmann & Bryant, Inc. has the following: sole voting power with respect to 227,300 shares; sole investment power with respect to 451,500 shares and shared voting power with respect to 5,300 shares.
(3) Based upon information in a Schedule 13G amended on January 15, 1999. Represents shares over which John Hancock Advisers, Inc. has sole voting and investment power.
(4) Based up information in a Schedule 13D filed on March 1, 2001. Represents shares over which Mr. Holland has the following: sole voting power with respect to 13,000 shares; sole investment power with respect to 2,903 shares; shared voting power with respect to 83,883 shares and shared voting power with respect to 93,980 shares. Also represents 160,000 shares that may be acquired by Mr. Holland pursuant to stock options that are or will become exercisable within 60 days.
(5) Based upon information in a Schedule 13G filed on February 2, 2001. Represents shares over which Dimensional Fund Advisers has sole voting and investment power.
(6) Based upon information in a Schedule 13F filed on February 13, 2001. Represents shares over which Mr. Gendell has sole voting and investment power.

     The following table sets forth information as of March 7, 2001 about the shares of the Company's common stock that may be considered to be beneficially owned by each nominee for director of the Company, by each executive officer named in the "Summary Compensation Table" and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.


                                                                            NUMBER OF SHARES
                                                         NUMBER OF             THAT MAY BE
                                                       SHARES OWNED          ACQUIRED WITHIN         PERCENT OF
                                                        (EXCLUDING             60 DAYS BY           COMMON STOCK
NAME                                                    OPTIONS)(1)        EXERCISING OPTIONS     OUTSTANDING (2)
------------------------------------------------   ---------------------  ---------------------  ------------------

Edward P. Callahan..............................          18,673                 20,000                    *

David P. Conley.................................          60,153(3)              95,000                  3.33%

Richard J. Dennis, Sr...........................          26,970                 20,000                  1.03%

Gene J. DeFeudis................................          29,708(4)               1,000                    *

Richard J. Fahey................................           3,508(4)               1,000                    *

Patricia M. Flynn, Ph.D.........................           4,508(4)               1,000                    *

David F. Holland................................          97,391(3)             160,000                  5.45%

Charles R. Kent.................................          20,294                 20,000                    *

Shawn W. McGee..................................           1,000                  3,000                    *

W. Robert Mill..................................          24,967                  9,500                    *

John D. Mullen..................................           1,000                  3,000                    *

John A. Simas...................................          48,644                 65,000                  2.46%

All Executive Officers and Directors
as a Group (19 persons).........................         446,280(5)             584,500                 20.03%

----------------------------
* Represents less than 1% of shares outstanding
(1) Includes unvested shares of restricted common stock that were awarded under the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Incentive Plan"), in the following amounts: Mr. Callahan, 2,000; Mr. Conley, 7,800; Mr. Dennis, 2,000; Mr. Holland, 13,000; Mr. Kent, 2,000;
     Mr. Mill, 2,000; and Mr. Simas, 5,200. Such awards will vest fully on April 15, 2001. Each participant presently has voting, but not investment, power as to the unvested shares.

(2) Based upon 4,560,481 shares of common stock outstanding as of March 7, 2001, plus the number of shares of common stock which such person has the right to acquire within 60 days after March 7, 2001 by exercising options.
(3) Does not include 10,797 and 1,156 common stock share equivalents credited to the accounts of Messrs. Holland and Conley, respectively, under the Defined Contribution Restoration Plan, which is described elsewhere in this proxy statement.
(4) Includes 500 vested and 2,500 unvested shares that were awarded under the Incentive Plan upon their election to the Board in February 2000. Such awards vest at a rate of 20% per year and began vesting on October 15, 2000. Each participant presently has voting, but not investment, power as to the unvested shares.
(5) Includes a total of 52,780 shares awarded under the Incentive Plan as to which voting may be directed.


--------------------------------------------------------------------------------

                        PROPOSAL 1. ELECTION OF DIRECTORS

--------------------------------------------------------------------------------


         The Board of Directors of the Company currently consists of nine directors, who also serve as directors of the Boston Federal and Broadway National. The Board is divided into three classes, with approximately one-third of the directors elected each year.

         Under the Company's Bylaws, a person may only serve as a director until the later of reaching age 72 or, in the case of a director serving in such capacity as of August 1, 1995, until April 30, 2001 or until his successor is elected and qualified. As such, Edward P. Callahan, Richard J. Dennis, Sr. and Charles R. Kent, who are members of the Class of 2003, are not eligible to continue serving the rest of their terms as directors of the Company and will retire from office as Directors of the Company at the 2001 annual meeting.

         The two nominees proposed for election at this Annual Meeting to serve for a three-year term or until their respective successors have been elected and qualified, are Gene J. DeFeudis and David F. Holland. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. If any nominee is unable to serve or declines to serve for any reason, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unwilling or unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF BOTH NOMINEES.

         Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual held his or her current occupation for the last five years. The age indicated in each nominees biography is as of March 7, 2001. There are no family relationships among the directors and/or executive officers.

NOMINEES FOR ELECTION OF DIRECTORS:

The following persons have been nominated for terms to expire in 2004 or until their respective successors are elected and qualified:

Gene J. DeFeudis owns and manages Ellsmere Investment Company and the Birchwood Development Companies. Mr. DeFeudis owned Diversified Ventures, Inc. d/b/a Forward Financial Company ("Forward Financial"), now a subsidiary of Boston Federal and Ellsmere Insurance Agency ("Ellsmere"), now a subsidiary of Broadway National, before both were acquired by the Company in 1999. Mr. DeFeudis joined the Company's Board in 2000 and is Vice President of Ellsmere. Age 59.

David F. Holland is the Chairman of the Board, President and Chief Executive Officer of the Company and Chief Executive Officer of Boston Federal and Chairman of Broadway National. Mr. Holland has served on Boston Federal's Board since 1986. Age 59.

DIRECTORS CONTINUING IN OFFICE:

The following directors have terms ending in 2002:

David P. Conley is Executive Vice President, Assistant Secretary and Assistant Treasurer of the Company and President of Boston Federal and President and Chief Executive Officer of Broadway National. Mr. Conley has served on Boston Federal's Board since 1992. Age 57.

Richard J. Fahey is a Principal of Trammel Crow Company, Inc., a diversified commercial real estate services company. Mr. Fahey has served on the Company's Board since 2000. Age 47.

W. Robert Mill is a consultant to Middleton and Co., Inc., an investment advisory firm. Mr. Mill has served on Boston Federal's Board since 1977. Age 71.

The following directors have terms ending in 2003:

Patricia M. Flynn, Ph.D., is the Dean of the McCallum Graduate School of Business and Professor of Economics at Bentley College, Waltham, Massachusetts. Dr. Flynn has served on the Company's Board since 2000. Age 50.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company conducts its business through regular and special meetings and its committees. The Board of Directors of the Company meets quarterly and has additional meetings as needed. During fiscal 2000, the Board of Directors of the Company held nine meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 2000. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

         AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee of the Company currently consists of Dr. Flynn and Messrs. Callahan, Dennis and Mill, who are all outside directors. The purposes of this committee are to review financial statements and scope of the annual audit, to monitor financial and accounting controls, to recommend appointment of the independent auditor and to review management's actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit and Compliance Committee of the Company met three times in fiscal 2000.

         NOMINATING COMMITTEE. The Company's Nominating Committee for the 2001 Annual Meeting consists of Dr. Flynn and Messrs. Conley and Fahey. The committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely written notice to the Corporate Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Securities Exchange Act of 1934, as amended, and the Company's Bylaws. Article II, Section 1 of the Bylaws govern eligibility to qualify as a director. The information provided must establish the nominee's qualifications under these Bylaw provisions. The Nominating Committee met in 2001.

         EXECUTIVE COMMITTEE. The Company's Executive Committee consists of Messrs. Conley, Holland and Kent. The Executive Committee acts on issues delegated to the committee by the Board of Directors. The Executive Committee held no meetings during fiscal 2000.

         COMPENSATION COMMITTEE. The Compensation Committee of the Company and the Personnel Committees of Boston Federal and Broadway National (collectively, the "Compensation Committee") currently consist of Messrs. DeFeudis, Dennis, Fahey and Kent. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Banks. The Compensation Committee of the Company met five times in fiscal 2000.

DIRECTORS' COMPENSATION

         DIRECTORS' FEES. Members of the Board of Directors of the Company receive an annual retainer of $4,000 and a fee of $500 for each Board meeting attended and a fee ranging between $250-$500 for each committee meeting attended. Directors of Boston Federal are currently paid an annual retainer of $4,000 and a fee of $500 for each Board meeting attended, as well as a fee ranging between $250-$500 for meetings of committees on which they serve. Broadway National's Directors are paid an annual retainer of $1,000 and a fee of $250 for each Board or committee meeting they attended. Members of management who are also directors do not receive any director compensation.

         CONSULTING AGREEMENT. During 2000, the Company paid $500,000 to Mr. DeFeudis pursuant to a consulting agreement that it entered into as part of its acquisition of Forward Financial and Ellsmere. The agreement provides that for two years, the Company will pay Mr. DeFeudis a quarterly fee of $125,000 as an independent contractor for consulting services. The Company's obligations under the agreement commenced in 2000 and will cease on December 7, 2001.

         INCENTIVE PLANS. The Company maintains two plans, the Amended and Restated BostonFed Bancorp, Inc. 1996 Stock-Based Incentive Plan (the "Incentive Plan") and the BostonFed Bancorp, Inc. 1997 Stock Option Plan, approved by shareholders, under which all directors of the Company and the banks are eligible to receive awards of options to purchase Company common stock or shares of common stock. In 1996, each outside director was granted non-statutory options to purchase 20,000 shares of Common Stock (with dividend equivalent rights ("DERs"), as discussed below) and stock awards for 10,000 shares of common stock under the Incentive Plan. The DERs provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend declared by the Company on shares of common stock subject to an option. The exercise price for the stock option awards is $12.44 per share, which was the fair market value of the shares on the date of grant. The Directors' stock options began vesting at 20% per year in 1997 and the final installment will vest on April 30, 2001. The Directors' stock awards began vesting at 20% per year in 1997 and the final investment will vest on April 15, 2001. In 2000, Dr. Flynn and Messrs. DeFeudis and Fahey were also awarded non-statutory options to purchase 5,000 shares and stock awards for 2,500 shares of common stock. The exercise price for these stock option awards is $13.82 per share. Their stock awards and stock options began vesting at 20% per year on October 15, 2000. All stock option and stock awards granted under the Incentive Plan will vest immediately upon termination due to death, disability, retirement or a change in control. Each participant presently has voting power as to the unvested stock award shares. No Company Directors have received awards under the BostonFed Bancorp, Inc. 1997 Stock Option Plan.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------


         SUMMARY COMPENSATION TABLE. The following information is furnished for the chief executive officer and the other four highest paid executive officers of the Company, Boston Federal and Broadway National who received a salary and bonus of $100,000 or more during the year ended December 31, 2000.


                                                                       LONG-TERM COMPENSATION
                                                                 -----------------------------------
                                     ANNUAL COMPENSATION(1)              AWARDS            PAYOUTS
                                 ------------------------------  -----------------------  ----------
                                                       OTHER     RESTRICTED  SECURITIES
                                                       ANNUAL      STOCK     UNDERLYING                   ALL
NAME AND                   FISCAL                     COMPEN-      AWARDS     OPTIONS/       LTIP       COMPEN-
PRINCIPAL POSITIONS        YEAR   SALARY($) BONUS($) SATION(2)     ($)(3)    SARS(#)(4)   PAYOUTS(5)   SATIONS(6)
-------------------------  ----- --------- --------- ----------  ----------  -----------  ---------- --------------

David F. Holland.........  2000   $360,000  $ 81,000        --          --           --          --   $  87,600(6)
Company Chairman,          1999    320,000    87,120        --          --           --          --     181,648
President & CEO;           1998    313,000    50,625        --          --           --          --      39,142
Boston Federal Chairman
& CEO; Broadway
National Chairman.

David P. Conley..........  2000    210,000    54,469        --          --           --          --      48,120(6)
Company Executive VP;      1999    193,500    51,519        --           --          --          --      52,185
Boston Federal Director &  1998    187,000    28,114        --          --           --          --      38,815
President; Broadway
National Director,
President & CEO.

John A. Simas............  2000    165,000    50,257        --          --           --          --      37,601(6)
Company and Boston         1999    146,500    34,849        --           --          --          --      35,812
Federal CFO, Executive     1998    140,500    26,347        --          --           --          --      34,598
VP & Secretary; Broadway
National CFO, Executive
VP & Director.

Shaun W. McGee...........  2000    165,000   121,000        --          --           --          --      12,690(6)
Company VP &                 --         --        --        --          --           --          --          --
President of Forward         --         --        --        --          --           --          --          --
Financial.

John D. Mullen...........  2000    155,000    30,000        --          --           --          --      95,842(6)
Company VP &                 --         --        --        --          --           --          --          --
Senior VP of Forward         --         --        --        --          --           --          --          --
Financial.

-------------------------------------
(1) Salaries reported under Annual Compensation include director's fees (1998 only) and amounts deferred by the executive officer pursuant to the Boston Federal 401(k) Plan or the Forward Financial 401(k) Plan. Bonuses reported under "Annual Compensation" are reported in the year earned, regardless of when paid. Bonuses to Messrs. Holland, Conley and Simas were paid pursuant to the Boston Federal STIP as described later in this document. Bonuses paid to Messrs. McGee and Mullen were paid pursuant to individualized incentive plans, based primarily on the profitability of Forward Financial and the Company. Messrs. McGee and Mullen joined the Company in 2000 and therefore, their salaries and bonuses for 1999 and 1998 are not reportable.
(2) For 2000 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Pursuant to the Incentive Plan, Messrs. Holland, Conley and Simas were awarded 65,000, 39,000 and 26,000 shares of common stock in 1996. Such awards have been vesting at a rate of 20% per year and the remaining 20% will vest on April 15, 2001. When awards become vested and are distributed, the recipients also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2000, the market value of unvested shares held by Messrs. Holland, Conley and Simas was $271,375, $162,825 and $108,550, respectively.

(4) See discussion and table under "Stock-Based Incentive Plans" elsewhere in this proxy statement.
(5) For 2000, 1999, and 1998, there were no payouts under any long-term incentive plan.
(6) For 2000, such amounts (a) include $3,046; $2,746; and $3,300 contributed by the respective banks' 401(k) plans to Messrs. Holland, Conley and Simas respectively and $12,690 and $13,442 contributed by Forward Financial's 401(k) Plan to Messrs. McGee and Mullen; (b) $29,721, $29,721 and $28,847 representing the value of shares allocated under the Boston Federal ESOP including forfeitures, for the benefit of Messrs. Holland, Conley and Simas respectively; (c) $41,185 and $7,472 for Mr. Holland and Mr. Conley, respectively, representing the value of benefits accrued in 2000 for each in the Defined Contribution Restoration Plan, and (d) includes $13,648, $8,181, and $5,454 in dividends on unvested stock awards credited to Messrs. Holland, Conley and Simas, respectively, during fiscal 2000. Mr. Mullen received a payout of $82,400 during 2000 upon termination of a Forward Financial Deferred Compensation Plan in which he was the only participant.


         EMPLOYMENT AGREEMENTS. The Company and Boston Federal maintain employment agreements with Messrs. Holland, Conley, Simas, McGee and Mullen (individually, the "Executive") to ensure that the Company and Boston Federal will be able to maintain a stable and competent management team. The continued success of the Company and Boston Federal depends to a significant degree on the skills and competence of Messrs. Holland, Conley, Simas, McGee and Mullen.

         The Company's employment agreements with Messrs. Holland, Conley and Simas provide for a three-year term of employment. The agreements of Messrs. McGee and Mullen are for two-year term of employment. The agreements extend on a daily basis until either the Executive or the Company provides written notice of non-renewal, at which time the term of the agreement becomes a fixed three-year term for Messrs. Holland, Conley and Simas and becomes a fixed two-year term for Messrs. McGee and Mullen. Under the employment agreements, the base salary of the Executive is set by the Compensation Committee and reviewed annually by the Board of Directors. As of January 1, 2001, the base salaries for Messrs. Holland, Conley, Simas, McGee and Mullen are $388,500, $225,000, $177,000, $175,000 and $165,000, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefits plans and other certain employee fringe benefit programs applicable to executive personnel.

         Each of the agreements provide that the Company or Boston Federal, as applicable, may terminate the Executive's employment for cause, as described in the respective agreements, at any time. In the event that either the Company or Boston Federal terminates the Executive's employment for reasons other than for cause, or in the event the Executive terminates employment with the Company or Boston Federal upon any: (a) notice to the Executive of non-renewal of the term of the agreement, (b) failure to re-elect the Executive to the Executive's current or higher offices; (c) a demotive change in the Executive's functions, duties or responsibilities; (d) a relocation of the Executive's principal place of employment by more than 25 miles; (e) a reduction in compensation benefits or perquisites being provided to the Executive under the agreement; (f) liquidation or dissolution of the Company or Boston Federal; or (g) breach of the agreement by the Company or Boston Federal, then the Executive or, in the event of death, Executive's beneficiary will receive an amount equal to the remaining compensation and STIP payments and benefits that would have been made on the Executive's behalf to any employee benefit plans of the Company, Boston Federal or Forward Financial during the remaining term of the agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

         Under the agreements, if, following a change in control of the Company or Boston Federal, the Executive's employment involuntarily terminates, the Executive voluntarily terminates employment at any time during the term of the agreement as a result of any demotion, loss of title, office or significant authority, reduction in compensation or benefits or relocation of Executive's principal place of employment by more than 25 miles, or the Executive voluntarily terminates employment for any reason within the 30-day period following the date that is one year from the change in control, then the Executive or, in the event of the Executive's death, Executive's beneficiary would receive a severance payment equal to three (3) times for Messrs. Holland, Conley and Simas and two (2) times for Messrs. McGee and Mullen the greater of:
(i) the Executive's average annual compensation, including STIP and compensation attributable to the exercise of stock options, for the five most recent taxable years of the Executive, or (ii) the highest annual compensation, excluding compensation attributable to the exercise of stock options, for any of the five most recent taxable years of the Executive. The Company or Boston Federal would also continue Messrs. Holland, Conley and Simas life, pension, medical, dental, and disability coverage for thirty-six months and the Company, Boston Federal or Forward Financial would also continue Messrs. McGee and Mullen's similar benefit coverage for twenty-four months.

         Section 280G of the Internal Revenue Code (the "Code") provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Company would not be entitled to deduct the amount of such excess payments. Payments under the Company agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company. Should such excise tax be assessed, the Company will provide the Executive with a full tax gross-up so that on an after-tax basis, the result to the Executive will be the same as if the excise tax had not been imposed. The Boston Federal agreements limit payments under the agreements in connection with a change in control to $1 less than the Executive's parachute limitation under Section 280G of the Code.

         Payments to the Executive under the Boston Federal employment agreement are guaranteed by the Company if the payments are not made by Boston Federal. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements will be paid by the Company or Boston Federal if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and Boston Federal shall indemnify the Executive to the fullest extent allowable under Delaware and federal law, respectively.

         STOCK-BASED INCENTIVE PLANS. The Company maintains the 1996 Stock-Based Incentive Plan and the 1997 Stock Option Plan which provide discretionary stock-based awards to officers and key employees, as determined by a committee of at least two non-employee directors.

         SHORT TERM INCENTIVE PLAN (STIP). Boston Federal and Broadway National maintain STIPs. The purpose of these plans is to provide cash incentive bonuses upon the achievement of objective performance goals to reward achievement and further align management's interests with that of stockholders. The criteria used for 2000 were certain performance ratios of the Company, specifically Earnings per Share (EPS), Return on Equity (ROE), Efficiency Ratio, Customer Service and various personal business or departmental goals. Targeted goals were set for each criteria and percentage payouts established for reaching or exceeding the specified goals. Forward Financial has individualized plans for senior management focused on profitability and the attainment of measurable business goals. Awards under these plans are included in the "Bonus" column of the "Summary Compensation Table."

         The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the executive officers named in the "Summary Compensation Table" as of December 31, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the common stock.


                        FISCAL YEAR-END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                                     OPTIONS/SARs AT                     OPTION/SARs AT
                                                    FISCAL YEAR END(#)               FISCAL YEAR END($)(1)
                                               ----------------------------      ------------------------------
NAME                                            EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
------                                         ----------------------------      ------------------------------

David F. Holland............................     128,000(2)          32,000(2)      $1,079,680         $269,920

David P. Conley.............................      76,000(2)          19,000(2)         641,060          160,265

John A. Simas...............................      52,000(2)          13,000(2)         438,620          109,655

Shaun W. McGee..............................       3,000(3)          12,000(3)          18,915           75,660

John D. Mullen..............................       3,000(3)          12,000(3)          18,915           75,660

-----------------------------
(1) Based on market value of the underlying stock at the fiscal year end, minus the exercise price. As of December 31, 2000, the market price of the Company's common stock was $20.875.
(2) These options have an exercise price of $12.44 and became exercisable at a rate of 20% per year beginning April 30, 1997. The options will expire ten
     (10) years from the date of grant.
(3) These options have an exercise price of $14.57 and became exercisable at an annual rate of 20% commencing October 15, 2000. The options will expire ten
     (10) years from date of grant.

         PENSION PLAN. Boston Federal and Broadway National participate in the Financial Institutions Retirement Plan, administered by the Pentegra Group, which is a defined benefit pension plan for their employees (the "Pension Plan"). The following table indicates the annual retirement benefit that would be payable under the Pension Plan to a participant who retires at age 65 and elects to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. A fully vested participant may elect early retirement as of age 45. However, the benefit is reduced by 3% at the time the benefit is distributed for each full year the participant retires before reaching age 65. The benefits listed in the retirement benefit table are based upon salary only and are not subject to any social security adjustment.


                                                        YEARS OF CREDITED SERVICE(1)
                           --------------------------------------------------------------------------------------
  FINAL AVERAGE
     EARNINGS                  15                 20                 25                30                 35
------------------         -----------        -----------        ----------        -----------        -----------

   $ 75,000                  $  22,500          $  30,000         $  37,500          $  45,000          $  52,500
    100,000                     30,000             40,000            50,000             60,000             70,000
    125,000                     37,500             50,000            62,500             75,000             87,500
    170,000                     51,000             68,000            85,000            102,000            119,000
    200,000(2)                  60,000             80,000           100,000            120,000            140,000
    300,000(2)                  90,000            120,000           150,000            180,000            210,000
    350,000(2)                 105,000            140,000           175,000            210,000            245,000
    400,000(2)                 120,000            160,000           200,000            240,000            280,000

-------------------------------------
(1) The maximum allowable salary for 2000 is $170,000. As of December 31, 2000, Messrs. Holland, Conley and Simas had 26 years, 31 years and 22 years respectively, of credited service (i.e., benefit service).
(2) Messrs. Holland, Conley, and Simas participate in the Defined Benefit Restoration Plan, which is described below. The table reflects the combined benefits of the Defined Benefit Plan and the Defined Benefit Restoration Plan for incomes in excess of $170,000 in 2000.

         DEFINED CONTRIBUTION AND BENEFIT RESTORATION PLANS. Boston Federal maintains a Defined Contribution Restoration Plan ("DCRP") and a Defined Benefit Restoration Plan ("DBRP") for its key executive employees. The purpose of these plans is to restore benefits that would have been received under Boston Federal's defined benefit and defined contribution plans but for limitations imposed by federal tax limitations. Messrs. Holland, Conley and Simas participate in these plans. Payments under these plans are guaranteed by the Company.

         The DCRP is an excess benefit plan which provides benefits that would have been received under Boston Federal's 401(k) plan and ESOP but for qualified plan benefit and contribution limitations. The DCRP provides participants with the incremental amount to match the participant's 401(k) contributions and the incremental benefits that would have been credited to the participant's ESOP account that could not be made by reason of federal limitations on qualified plans. The dollar amount of benefits received under the DCRP is converted to Company common stock equivalent shares based upon the average of high and low price on December 31 of each year. These common stock equivalent shares are then credited to the participant's DCRP account. The annual income reflecting the credits made under the DCRP is reflected under the "All Other Compensation" column of the "Summary Compensation Table."

         The DBRP functions in a similar manner. It restores to participants the value of benefit service that would have been credited under the defined benefit pension plan, but for qualified plan limitations. Participants thus earn pension benefits determined by the pension plan formulas without regard to defined benefit income limitations. The amount of combined total pension benefits from both the pension plan and the DBRP is reflected in the pension plan table. Boston Federal is contractually obligated by the DBRP to pay to each participant upon retirement the difference between the actual benefit paid by the pension plan and the benefit that would have been paid without qualified plan limitations. The DBRP also functions to remove the defined benefit plan limitations on the death benefit payout to the pension plan. The death benefit is thus restored to the pension plan formula benefit without regard to qualified plan limitations. The DBRP also serves to mitigate any reduction in benefits caused by an early retirement after age 55, as described under the Pension Plan.

COMMITTEE REPORTS

         The reports of the Compensation Committee and Audit and Compliance Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

         Boston Federal's, Broadway National's and the Company's Executive Compensation Policies ensure competitive compensation levels to retain and attract able management. The Compensation Policies were adopted by the Company and Boston Federal and Broadway National for use in determining compensation levels in subsequent years. Short Term Incentive Plans ("STIPs") were adopted by Boston Federal (not including Forward Financial) in 1997, and Broadway National in 1998, which measure specific objective financial performance results upon which to base payouts to executives and other employees. Payouts under these plans are reflected in the Bonus column of the "Summary Compensation Table."

         Executive salary levels of Boston Federal, Broadway National and Forward Financial were reviewed in December 2000 and certain increases approved in accordance with the General Policy detailed below. The primary quantitative measurements utilized in the December 2000 compensation review were the improvement in such measurements as earnings per share and return on equity, as well as the performance of the Company's stock relative to comparable financial institutions.

         General Policy. It is the responsibility of the Compensation Committee to recommend the amount and composition of Executive Compensation paid to the executive officers. It is the responsibility of the Boards of Directors to review and approve such compensation. Any Director who is also a member of management shall abstain from any vote regarding his or her own compensation.

         The Compensation Committee shall review executive compensation not less than annually and more often if necessary to effectively implement this policy. The Compensation Committee will utilize whatever means necessary to obtain adequate compensation information upon which to base their recommendations. These means include, but are not limited to, reviews of the results of compensation surveys and the utilization of consultants or other compensation experts.

         Boston Federal and Broadway National participate in salary surveys each year to obtain contemporaneous compensation data. The Company, Boston Federal and Broadway National engaged William M. Mercer Compensation and Benefits Consultants to review the salary structure of the executive officers of the Company and its banks in relation to peer institutions operating within the northeast region of the United States. In addition, the Compensation Committee utilized the 2000 William M. Mercer Northeast Banking Industry Survey and the 2000 W.M. Sheehan & Company Banking Compensation Report.

         In preparation of comparative compensation data, factors most similar to the Company are evaluated. Corporate considerations include asset size, type of operation, corporate structure, and geographic location. Considerations for management are scope and similarity of positions, experience, and the complexity of managing. As a result, the Compensation Committee is provided with relevant, timely, and reliable data that permits the Committee to evaluate compensation and make recommendations to the Boards of Directors.

         The Chief Executive Officer of Boston Federal evaluates the performance of all Boston Federal executive officers reporting to him and the President of Boston Federal evaluates the performance of all executive officers reporting to him. The Chief Executive Officer of Broadway National evaluates the performance of all Broadway National executive officers. The Company's Chief Executive Officer then prepares performance based recommendations of all executive officers for the Compensation Committee.

         The Compensation Committee then evaluates the performance of the Chief Executive Officer and other executive officers. The Compensation Committee then recommends appropriate compensation for all executive officers to the respective Boards of Directors of Boston Federal and Broadway National. Upon review, the Boards of Boston Federal and Broadway National then set all compensation. Messrs. Holland and Conley abstain from voting on matters related to their compensation.

         Components of Salary. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, short-term cash incentives, perquisites, deferred compensation, 401(k) contributions, short or long term stock-based grants or incentives, ESOP allocations, fringe benefits, defined benefits restoration plan, defined contribution restoration plan, and any other type of remuneration deemed by each Board to be appropriate. Salaries are determined based upon the guidelines specified above. The amount of benefits provided by the ESOP and 401(k) are determined solely by the participants' level of compensation under set guidelines provided for in such plans. Benefits under the ESOP and 401(k) plan are also subject to limitations imposed by ERISA. The defined benefits and contribution restoration plans, described elsewhere in this document, restore to participants, those benefits limited by tax regulation under the ESOP, 401(k) and retirement plans. Short-term cash incentives are determined primarily by the objective criteria in the STIP.

         Chief Executive Officer. The salary of the Chief Executive Officer was reviewed in December 2000 and set at $388,500 effective January 2001. In determining the Chief Executive Officer's salary level, the Compensation Committee reviewed an independent survey by William M. Mercer. The survey material indicated that the new salary of the Chief Executive Officer was below the average paid at comparable financial institutions. The Chief Executive Officer earned a STIP bonus in 2000 which was paid in February 2001. Total cash compensation of the Chief Executive Officer was below the average paid at comparable financial institutions as indicated by the data in the William M. Mercer compensation survey reviewed by the Committee.

         When reviewing the 2000 performance of the Chief Executive Officer, the Committee considered the financial performance of the Company during 2000 focusing on the significant improvement in earnings, earnings per share and return on equity. The Committee also considered the performance of the Company's stock compared to others over the last twelve months. A detailed Stock Performance Graph is contained in this proxy statement.

         The goal of the above referenced compensation policies, as implemented by the Compensation Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                           THE COMPENSATION COMMITTEE

                                Gene J. DeFeudis
                             Richard J. Dennis, Sr.
                                Richard J. Fahey
                                 Charles R. Kent

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. DeFeudis, Dennis, Fahey and Kent. During 2000, Mr. DeFeudis received $500,000 in fees from the Company pursuant to a consulting agreement under which Mr. DeFeudis provides consulting services. He also serves as Vice President of Ellsmere Insurance Agency, Inc. The consulting agreement was made in connection with the Company's acquisition of Forward Financial and Ellsmere. See "Directors Compensation--Consulting Agreement."

         Except as set forth above, none of the members of the Compensation Committee is currently or has been at any time since the beginning of the last fiscal year, an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company, Boston Federal or Broadway National serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's, Boston Federal's or Broadway National's Board of Directors or Compensation Committee.

         STOCK PERFORMANCE GRAPH. The following graph shows a comparison of cumulative total shareholder return on the Company's common stock, based on the market price of the common stock with the cumulative total return of companies in the American Stock Exchange and the Media General Industry Custom Peer Group Index for the period beginning as of the close of business on December 29, 1995 through December 31, 2000. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company's common stock. The data was supplied by Center for Research in Security Prices, Graduate School of Business, University of Chicago. Total return assumes the reinvestment of all dividends.



                            [LINE GRAPH APPEARS HERE]











                                                                         PERIOD ENDED
                                             ---------------------------------------------------------------------
                                              12/1995      12/1996     12/1997     12/1998     12/1999    12/2000
                                             ----------   ---------   ---------   ---------   ---------   --------

BostonFed Bancorp, Inc....................    $100.00      $127.00     $191.20     $156.60     $144.80    $196.90
AMEX Stock Market (US Companies)..........     100.00       101.50      127.30      136.60      179.40     168.50
AMEX Stocks (Savings Institutions)........     100.00       118.20      200.20      141.00      137.20     159.60

NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.00 on December 29, 1995.

                      AUDIT AND COMPLIANCE COMMITTEE REPORT

         The Audit and Compliance Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit and Compliance Committee selects the auditors and reviews their independence and their annual audit. The Audit and Compliance Committee is comprised of four directors, each of whom is independent under the American Stock Exchange's listing standards. The Audit and Compliance Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         The Audit and Compliance Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit and Compliance Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit and Compliance Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required by Independence Standard No. 1. The Audit and Compliance Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                       THE AUDIT AND COMPLIANCE COMMITTEE

                               Edward P. Callahan
                             Richard J. Dennis, Sr.
                            Patricia M. Flynn, Ph.D.
                                 W. Robert Mill


--------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of such reports of ownership furnished to the Company and written representations provided to it from individuals required to file the reports, the Company believes that during the past fiscal year, each of its executive officers and directors has complied with all applicable reporting requirements, except for Shaun W. McGee and John
D. Mullen for whom a Form 4 was filed late due to an administrative error.

--------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

--------------------------------------------------------------------------------


         The Company's current policy provides that all loans made by either Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         In connection with its acquisition of Diversified Ventures, Inc. d/b/a Forward Financial, the Company agreed to compensate Mr. DeFeudis, the sole owner of Forward Financial, for consulting services for a period of two years. See "Directors Compensation--Consulting Agreement." The purchase price and consulting agreement were determined in the context of an arm's-length transaction through negotiations between the Company and Mr. DeFeudis, each of whom were advised by investment banking firms.

--------------------------------------------------------------------------------

                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

         The Company's independent auditors for the fiscal year ended December 31, 2000 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Banks and the Company for the year ending December 31, 2001, subject to ratification of such appointment by the shareholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

         If the ratification of the appointment of auditors is not approved by a majority of votes cast by shareholders at the annual meeting, other independent public auditors will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS.

AUDIT FEES

      The aggregate fees the Company paid to KPMG LLP for the annual audit and for the review of the Company's Forms 10-Q for the fiscal year 2000 totaled $187,500.

ALL OTHER FEES

      The aggregate fees the Company paid to KPMG LLP for all other non-audit services, including fees for tax-related services, during fiscal year 2000 totaled $191,085, which included $100,000 for the review of the prospectus for the BFD Preferred Capital Trust II and other fees for tax-related, employee benefits and other accounting related services. The Audit and Compliance Committee believes that the non-audit fees paid to KPMG LLP are compatible with maintaining KPMG LLP's independence.

--------------------------------------------------------------------------------

                                  MISCELLANEOUS

--------------------------------------------------------------------------------


      The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company or its subsidiaries, who will not be specially compensated for such activities. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain vote instructions from such beneficial owners, and will reimburse them for their reasonable expenses in doing so. Corporate Investor Communications, Inc., a proxy solicitation firm, will be paid a fee of $4,000, plus out-of-pocket expenses to assist the Company.

      A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO JOHN
A. SIMAS, CORPORATE SECRETARY, BOSTONFED BANCORP, INC., 17 NEW ENGLAND EXECUTIVE PARK, BURLINGTON, MA 01803.


--------------------------------------------------------------------------------

                     STOCKHOLDERS PROPOSALS AND NOMINATIONS

--------------------------------------------------------------------------------


      To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this proxy statement not later than November 30, 2001. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

      The Company's Bylaws provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting and to nominate persons for election to the Board of Directors. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the Annual Meeting date was mailed or such public disclosure was made.

      The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. Additionally, in the case of nominations to the Board of Directors, certain information regarding the nominee must be provided, including information establishing that a nominee satisfies the eligibility requirements contained in the Bylaws. Such qualifications generally consist of requirements that any Board member or nominee: 1) reside in a county in which the Company or its Banks maintain a banking office or a county contiguous to any such county or have significant business ties to such counties; 2) not be affiliated with a competing financial institution; and 3) not have been the subject of any past criminal or regulatory sanctions. Additionally, agents of or persons acting in concert with any non-qualified person also would be ineligible for nomination. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. For example, assuming that the 2002 Annual Meeting of Shareholders will be held on April 30, 2002 and that notice was given by the Company at least 100 days in advance of this meeting, then to properly bring business before such meeting, a shareholder must give written advance notice to the Corporate Secretary of the Company no later than January 30, 2002.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ John A. Simas

                                          John A. Simas
                                          Executive Vice President and
                                          Corporate Secretary

Burlington, Massachusetts
March 30, 2001



YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE- PAID ENVELOPE.

                                                                      APPENDIX A

                              AUDIT AND COMPLIANCE
                               COMMITTEE CHARTER

                            BOSTONFED BANCORP, INC.
                          BOSTON FEDERAL SAVINGS BANK
                             BROADWAY NATIONAL BANK
                         17 NEW ENGLAND EXECUTIVE PARK
                              BURLINGTON, MA 01803

                                  JANUARY 2001

I.    STATEMENT OF PURPOSE

      The Audit and Compliance Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The primary responsibility for the Company's financial reporting, internal operations, establishment of policies and internal controls is vested in senior management. The Audit and Compliance Committee's primary duties and responsibilities are to:

      A. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

      B. Monitor the independence and performance of the Company's independent auditors and the Internal Audit and Compliance departments.

      C. Provide an avenue of communication among the independent auditors, management, the Internal Audit and Compliance departments, compliance officer, and the Board of Directors.

II.   ORGANIZATION

      A. MEMBERS: Committee members will be chosen by a majority vote of the Board of Directors. If a chairperson is not appointed by the Board of Directors, the Committee shall select a chairperson by majority vote. The Committee will be composed of at least three independent outside directors, each of whom should have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related management expertise. They will be free of any relationships that, in the opinion of the Board of Directors, would compromise their independence. Committee member's independence and qualifications shall be determined by application of the appropriate Exchange requirements.

      B. MEETINGS: The Committee will meet at least four times per year, including the planning meeting with the independent public accountants. Special meetings may be called as deemed necessary by the Committee chairperson, a majority of the Committee, and Chairman or Secretary of the Board of Directors. All meetings will require at least a 48 hour notice unless waived by each Committee member. Meetings may be held telephonically or by other electronic means. A planning meeting will be held with the independent public accountants annually, on a timely basis, to discuss their responsibilities, independence and the scope of the upcoming audit. A post-audit meeting will be held with the Committee and/or the full Board of Directors to review with management and the independent public accountant the results of the annual audit.

      C. MINUTES: Minutes will be prepared for all meetings. They will be distributed to all members of the Committee to ensure their accuracy and will be approved at the next Committee meeting. Minutes will also be distributed to the Board of Directors.

III.  RESPONSIBILITIES

      The Committee, as part of its oversight, has the following responsibilities:

      A. CORPORATE GOVERNANCE, GENERAL OVERSIGHT, AND REPORTING:

         1. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Internal Audit and Compliance departments together with management's responses.

         2. Review the results of Safety & Soundness and Compliance examinations performed by the Federal Reserve Bank, the Office of Thrift Supervision (OTS), Office of the Comptroller of the Currency (OCC) and any other applicable agency.

         3. On at least an annual basis, review any legal or income tax matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         4. Conduct any investigation appropriate to fulfilling its responsibilities. The Committee has direct access to the independent auditors and unrestricted access to Company personnel and documents and will be provided the reasonable resources necessary to discharge its responsibilities. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

         5. Review the Audit and Compliance Committee Charter annually and recommend modifications to the Charter to the Board of Directors as needed. Provide that the Charter be included in the Company's Proxy at least every three (3) years as required by the Securities and Exchange Commission.

         6. Periodically perform self-assessment of Audit and Compliance Committee performance by comparing the Committee's accomplishments against the attached Meeting Agenda Matrix (Appendix I), reviewing each member's qualifications and independence against the applicable Exchange criteria and soliciting views of the independent auditors.

         7. Report to the Board of Directors annually outlining the Committee's activities during the prior year.

         8. Provide for the proxy statement a report from the Committee disclosing whether the Committee has: reviewed and discussed with management the audited financial statements, discussed with the independent public accounting firm all matters required by Statement on Auditing Standards No. 61, No. 89 and No. 90 "Communications with Audit Committees", and received and reviewed written disclosures and letter from the independent public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the independent public accounting firm the independence of such firm. Based on the reviews and discussions referred to above, the Committee would recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K.

         9. Certify to the appropriate Exchange that the Audit and Compliance Committee has met and will continue to meet the membership requirements as stated by the Exchange Rules, and has adopted a formal written Charter, as well as reviewed and reassessed the adequacy of the Charter on an annual basis.

      B. INDEPENDENT PUBLIC ACCOUNTANTS:

         1. Review and evaluate on an annual basis and recommend to the Board of Directors engagement of an independent public accounting firm, including a review of the engagement letter and fee. The independent public accounting firm chosen will be ultimately accountable to the Board of Directors and the Audit and Compliance Committee as representatives of the shareholders.

         2. Review and approve the independent public accounting firm's responsibilities and audit plan, including scope, staffing, reliance on management and the internal auditor and review the annual audit performed by the independent public accounting firm.

         3. Prior to the Company's release of year-end earnings, review the results of the audit performed by the independent public accounting firm. As part of this review, the independent public accounting firm should discuss with the Committee the auditor's judgments about the quality, not just the acceptability of the financial reporting. Review significant findings of the independent public accounting firm and recommendations for improvement along with management's responses.

         4. Prior to the Company's release of quarterly earnings, make every effort to meet with management, the internal auditor, and the independent public accountant to review the financial statements, discuss any appropriate issues such as significant changes in accounting policies, judgement on significant accounting estimates or any other appropriate issues and the press release. In occasional instances when it is not possible to have a meeting, the Chairperson or if necessary a Committee member in lieu of the Chairperson should have such discussions with management and the independent public accountant and report on such discussions to the full Committee or Board at the next meeting. However, if as a result of their quarterly review, the independent public accountants discover any material issues, the Committee must meet with the independent public accountants prior to the release of quarterly earnings, in accordance with Statement on Auditing Standards No. 71 "Interim Financial Information".

         5. Ensure that the independent public accounting firm submits a formal written statement regarding relationships and services that may affect objectivity and independence and obtain a statement from the independent public accounting firm that is does not have any relationships nor has it performed or is expected to perform any services which would compromise its objectivity and independence. Discuss any such relationships with the independent accounting firm as applicable.

         6. Ensure that the independent public accounting firm is performing an interim review under Statement on Auditing Standards No. 71 "Interim Financial Information" before the Company files its Form 10-Q. If significant events, transactions and changes in accounting estimates have affected the quality of the Company's financial reporting, and these were considered by the independent public accounting firm in performing the quarterly review, the independent public accountants must attempt to discuss that effect with the Audit and Compliance Committee or at least its Chairperson before the Company files its Form 10-Q.

         7. Obtain in writing from the independent public accounting firm, all communications required by current professional standards, and confirm the receipt of these communications.

         8. Review with management and the independent public accounting firm all material changes in accounting issues that require disclosure in the financial statements, any Financial Accounting Standards Board or regulatory pronouncements that have a material impact on the Company, and any legal, tax or other material issues as deemed necessary.

         9. Meet in executive session with the independent public accounting firm at least annually.

      C. INTERNAL AUDIT:


         1. Review and approve management's appointment of Internal Auditor and participate in Internal Auditor's annual performance review.

         2. Review the internal audit function including proposed audit plans, budget, and organizational structure as well as coordination with the independent public accountants. The Audit and Compliance Committee should ensure that the Company has an adequately staffed, professional internal auditing function.

         3. Receive a summary of completed audits, follow up of prior audits, and a progress report on the audit plan at each meeting.

         4. Provide an opportunity for the internal auditors to meet with the Committee in executive session without members of management present.

         5. Review management's evaluation of the adequacy of the internal control structure and the extent to which recommendations made by the independent public accountants and internal auditors have been implemented.

      D. REVIEW COMPLIANCE AND QUALITY CONTROL FUNCTION:

         1. Review and approve management's appointment of Compliance Officer and participate in Compliance Officer's annual performance review.

         2. Review scope of compliance and quality control function and ensure that the Company has an adequate staff which is properly trained.

         3. Review a summary of the completed compliance and quality control reports and the follow-up there-on.

         4. Ascertain that the Compliance Officer reports directly to the Committee without influence from management.

         5. Provide an opportunity for the Compliance Officer to meet with the Committee in executive session without members of management present.

                                  DETACH HERE

                                     PROXY

                            BOSTONFED BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 2001
                      2:00 PM EASTERN DAYLIGHT SAVING TIME

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of the Board of Directors of BostonFed Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on April 30, 2001, at 2:00 p.m. Eastern Daylight Saving Time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any and all adjournments thereof, as follows on the reverse side.

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------


                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.

1. The election as directors of all nominees listed (except as marked to the contrary below).

   NOMINEES: (01) Gene J. DeFeudis, (02) David F. Holland.

          FOR ALL   [ ]            [ ]     VOTE
                                         WITHHELD
                                         FROM ALL

FOR ALL
EXCEPT
 [ ]    _____________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. The ratification of the appointment of KPMG LLP as independent auditors of BostonFed Bancorp, Inc. for the fiscal year ending December 31, 2001.

                        FOR       AGAINST        ABSTAIN
                        [ ]         [ ]            [ ]


MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES AT LEFT                        [ ]

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated March 30, 2001 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, adminstrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Signature:________________ Date:_______ Signature:________________ Date:_______